UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On November 20, 2009, the Company completed a private equity offering of 7,500,000 units at $0.65 per Unit (the "Units").  Each unit consisted of one (1) share of common stock, par value $0.001, and one (1) common stock purchase warrant (the “ Warrant”) to purchase one (1) share of the Company’s common stock, exercisable commencing six months from the closing date of the offering and terminating one year from the closing date of the offering.  As a result, the Company issued a total of 7,500,000 shares of common stock and warrants to purchase 7,500,000 shares of common stock in connection with this private equity offering.  The exercise price for the Warrant is priced at $1.00 per share.  The gross proceeds the Company received from this private equity offering was $4,875,000.  No registration rights were granted to any of the investors in this private equity offering.

In addition, the Company compensated R. F. Lafferty & Co., Inc. (“R.F. Lafferty”), as placement agent, for assisting in the sale of Units by paying R.F. Lafferty $205,254, which is equal to 6% of the gross proceeds from the sales of the Units sold to U.S. persons in the private equity offering, and issuing R. F. Lafferty Warrants to purchase 315,775 shares of the Company’s common stock, which is equal to 6% of the Units sold to U.S. persons in the private equity offering.  The Warrants issued to R. F. Lafferty have the same terms and conditions as the Warrants granted in the private equity offering.

The Company anticipates that the net proceeds from this private equity offering will be used to fund its exploration program on properties located in the Gold Sands region of northeastern Peru, for which the Company has the option to acquire the underlying mining and mineral rights, for any applicable short-term payment obligations required in order to exercise or maintain these options in good standing, and for working capital to cover expected operating deficits.

The securities offered and sold in connection with this private equity offering were in reliance on the following exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"): (a) in the case of U.S. persons, Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and (b) in the case of non-U.S. persons, Regulation S promulgated under the Securities Act.  In connection with this private equity offering, we relied on each of the investors' written representations.  With respect to the securities sold to U.S. persons, sales were made only to persons who represented that they were "accredited investors" as that term is defined in Rule 501(a) under the Securities Act.   With respect to the securities sold to non-U.S. persons, sales were made to persons who represented that they were not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Securities Act.  Each investor represented that they were acquiring the securities for investment only and not with a view toward resale or distribution. We requested our stock transfer agent to affix appropriate restricted legends to the stock certificate issued to each investor.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  Neither we nor anyone acting on our behalf offered or sold these Units by any form of general solicitation or general advertising.

Item 8.01.   Other Events.

On November 20, 2009, the Company issued a press release announcing the completion of the private equity offering described in Item 3.02.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant.

99.1	Press Release dated November 20, 2009.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Gary Artmont
Name:  Gary Artmont
Title:    Chief Executive Officer and Director
Date:    November 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant.

99.1	Press Release dated November 20, 2009.